Exhibit 3.115

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES NATIONAL ACCOUNTS HOLDINGS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SIXTEENTH DAY OF JUNE, A.D. 2011, AT 1:33 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “ADVANCED DISPOSAL SERVICES NATIONAL ACCOUNTS HOLDINGS, INC.”

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9957379

DATE: 11-01-12

CERTIFICATE OF INCORPORATION

OF

ADVANCED DISPOSAL SERVICES NATIONAL ACCOUNTS HOLDINGS, INC.

The undersigned, a natural person, for the purpose of forming a corporation for profit and with authority to issue capital stock under the provisions and subject to the requirements of the laws of the State of Delaware, does hereby certify that:

FIRST: The name of the corporation (hereinafter called the “Corporation”) is ADVANCED DISPOSAL SERVICES NATIONAL ACCOUNTS HOLDINGS, INC.

SECOND: The address of the registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is One Hundred (100) shares of $0.01 par value voting common stock.

FIFTH: The name and address of the incorporator are as follows:

Name: Christian B. Mills, Vice President-General Counsel and Secretary.

Mailing Address: 7915 Baymeadows Way, Suite 300, Jacksonville, Florida 32256.

SIXTH: This Certificate of Incorporation is to be effective upon filing.

I, THE UNDERSIGNED, being the sole incorporator for the purpose of forming a corporation to do business both within and without the State of Delaware, do make, subscribe, acknowledge, and file these articles, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand and seal this 16 day of June, 2011.

Name:	Christian B. Mills, Incorporator
Title:	Vice President-General Counsel and Secretary

2